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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                              ____________________

                                    FORM 8-A
                             REGISTRATION STATEMENT

               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or 12(g) of the
                        Securities Exchange Act of 1934
                              ____________________

                          EXTENDED STAY AMERICA, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                   DELAWARE                         36-3996573
            (State of Incorporation              (I.R.S. Employer
                or Organization)                Identification No.)

                           450 E. LAS OLAS BOULEVARD
                         FT. LAUDERDALE, FLORIDA  33301
                    (Address of Principal Executive Offices)
                              ____________________

       Securities to be registered pursuant to Section 12(b) of the Act:

            Title of Each Class           Name of Each Exchange on Which
            to be so Registered           Each Class is to be Registered
            -------------------           ------------------------------

Common Stock, par value $.01 per share    New York Stock Exchange,Inc.

       Securities to be registered pursuant to Section 12(g) of the Act:

            Title of Each Class           Name of Each Exchange on Which
            to be so Registered           Each Class is to be Registered
            -------------------           ------------------------------

            None

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Item 1.  Description of Registrant's Securities to be Registered.
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     A description of the Common Stock to be registered hereunder, including all of the information required by Item 202 of Regulation S-K, is contained under the heading "Description of Capital Stock -- Common Stock" in the final prospectus included in the registrant's registration statement on Form S-1 filed under the Securities Act of 1933, as amended (Registration No. 33-98452), which description is incorporated herein by reference. The registrant's Amended and Restated Certificate of Incorporation, as amended, currently authorizes a total of 500,000,000 shares of common stock, par value $.01 per share.

Item 2.  Exhibits.
-----------------

     Pursuant to Instruction II of the instructions with respect to exhibits, no exhibits are required to be filed herewith.


                                   SIGNATURE
                                   ---------


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  June 23, 1997


                                    EXTENDED STAY AMERICA, INC.




                                    By: /s/  Robert A. Brannon
                                       --------------------------------------
                                       Robert A. Brannon
                                       Senior Vice President, Chief Financial
                                       Officer, Secretary, and Treasurer


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